Exhibit 99.3

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

Orchids Paper Products Company (“Orchids” or the “Company”) was formed in 1998 to acquire and operate the paper manufacturing facility, built in 1976, in Pryor, Oklahoma.  On June 3, 2014, the Company completed the acquisition of certain assets, including the U.S. tissue business, of Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”) pursuant to an Asset Purchase Agreement. In conjunction with the closing, the Company and Fabrica also entered into a Supply Agreement (the “Supply Agreement”) and an Equipment Lease Agreement (the “Lease Agreement”). Under the Supply Agreement, Orchids has the right to purchase up to 18,000 metric tons of parent rolls and equivalent converting capacity each year (up to 25,000 metric tons during the first two years of the Supply Agreement).  Under the Lease Agreement, the paper making and converting assets acquired from Fabrica will be leased back to Fabrica.  The rental fee will be based upon the number of metric tons shipped by Fabrica to Orchids’ customers under the Supply Agreement.  Prior to the acquisition, Fabrica’s U.S. business was sold in the U.S. via an affiliated company, Golden Gate Paper Company, Inc. (“Golden Gate”), under a supply agreement between Fabrica and Golden Gate.  Golden Gate’s business was comprised of the U.S. tissue business of Fabrica and of sales of pulp fibers (i.e. waste paper) purchased in the U.S. to Fabrica.  Orchids did not purchase Golden Gate in the acquisition; rather, only the customer list of the U.S. tissue business was acquired.  As a result, Orchids did not acquire any of Golden Gate’s assets or assume any of Golden Gate’s liabilities.  The accompanying unaudited proforma financial statements give effect to the acquisition, including related financing transactions.  The unaudited consolidated pro forma balance sheet assumes the acquisition and related financing transactions occurred on March 31, 2014.  The unaudited consolidated pro forma statements of income assume that the acquisition and related financing transactions occurred on January 1, 2013.  Because the consolidated pro forma balance sheet and consolidated pro forma statements of income assume that the Acquisition occurred on different dates, the adjustments reflected in the consolidated pro forma balance sheet will not necessarily reconcile with the adjustments in the consolidated pro forma statements of income.

The accompanying unaudited consolidated pro forma financial statements should be read together with:

•                  Orchids’ unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014;

•                  Orchids’ unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 1, 2014;

•                  Orchids’ audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 6, 2014;

•                  Golden Gate’s unaudited financial statements for the quarter ended March 31, 2014 and 2013, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•                  Golden Gate Paper Company, Inc.’s audited financial statements as of and for the year ended December 31, 2013, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The accompanying unaudited consolidated pro forma financial statements were derived by making certain adjustments to Orchids’ and Golden Gate’s historical financial statements.  The adjustments are based on currently available information and certain estimates and assumptions.  Therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.

The unaudited consolidated pro forma financial statements and related notes are presented for illustrative purposes only.  If the acquisition and related financing transactions had occurred in the past, Orchids’ operating results might have been materially different from those presented in the unaudited consolidated pro forma financial statements.  The unaudited consolidated pro forma financial statements should not be relied upon as an indication of operating results that Orchids would have achieved if the acquisition and related financing transactions had taken place on the specified date.  In addition, future results may vary significantly from the results reflected in the unaudited consolidated pro forma statements of income and should not be relied upon as an indication of the future results Orchids will have after the completion of the acquisition and related financing transactions.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

CONSOLIDATED PRO FORMA BALANCE SHEET

March 31, 2014

(Dollars in thousands)

	Orchids	Golden Gate	Pro Forma		Pro Forma as
	Historical	Historical	Adjustments		Adjusted

ASSETS
Current assets:
Cash	$7,224	$3,106	(3,106)	(d)	$7,224
Accounts receivable, net of allowance	5,620	1,969	(1,969)	(d)	5,620
Inventories, net	12,836	—	—		12,836
Short-term investments	5,037	—	—		5,037
Prepaid expenses	751	—	—		751
Other current assets	—	433	1,920	(b)	1,920
			(433)	(d)
Deferred income taxes	544	105	(105)	(d)	544
Total current assets	32,012	5,613	(3,693)		33,932

Property, plant and equipment	139,454	—	7,150	(a)	146,604
Accumulated depreciation	(44,149)	—	—		(44,149)
Net property, plant and equipment	95,305	—	7,150		102,455

Intangible assets	—	—	17,990	(a)	17,990
Goodwill	—	—	7,560	(a)	7,560
Other assets	39	1	(39)	(c)	77
			77	(c)
			(1)	(d)
Total assets	$127,356	$5,614	$29,044		$162,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,626	$5,222	$(5,222)	(d)	$3,626
Accrued liabilities	4,806	10	(10)	(d)	4,806
Current portion of long-term debt	1,152	—	(1,152)	(c)	2,700
			2,700	(c)
Total current liabilities	9,584	5,232	(3,684)		11,132

Long-term debt, less current portion	13,639	—	16,700	(a)	30,788
			(13,639)	(c)
			14,088	(c)
Deferred income taxes	19,202	—	—		19,202
Stockholders’ equity:
Common stock	8	597	1	(a)	9
			(597)	(d)
Additional paid-in capital	46,562	—	15,999	(a)	62,561
Retained earnings/Accumulated deficit	38,361	(215)	(39)	(c)	38,322
			215	(d)
Total stockholders’ equity	84,931	382	15,579		100,892
Total liabilities and stockholders’ equity	$127,356	$5,614	$29,044		$162,014

See notes to unaudited consolidated pro forma financial statements.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

CONSOLIDATED PRO FORMA STATEMENT OF INCOME

For the three months ended March 31, 2014

(Dollars in thousands, except share and per share data)

	Orchids	Golden Gate	Pro Forma		Pro Forma as
	Historical	Historical	Adjustments		Adjusted

Net sales	$27,759	$9,332	$(959)	(a)	$36,132

Cost of sales	21,741	8,930	(846)	(a)	28,754
			(1,161)	(b)
			90	(d)
Gross profit	6,018	402	958		7,378

Selling, general and administrative expenses	2,179	217	(217)	(c)	2,288
			100	(c)
			9	(f)
Intangibles amortization	—	—	324	(e)	324
Operating income	3,839	185	742		4,766

Interest expense	13	—	(2)	(g)	23
			3	(h)
			9	(i)
Other (income) expense, net	1	—	—		1
Income before income taxes	3,825	185	732		4,742

Provision for income taxes:
Current	1,421	4	275	(j)	1,780
			65	(k)
			240	(l)
			(225)	(m)
Deferred	(239)	71	(47)	(j)	(259)
			(83)	(k)
			39	(m)
	1,182	75	264		1,521

Net income	$2,643	$110	$468		$3,221

Net income per common share:
Basic	$0.33				$0.37
Diluted	$0.32				$0.36

Shares used in calculating net income per common share:
Basic	8,063,322		686,083	(n)	8,749,405
Diluted	8,153,007		686,083	(n)	8,839,090

Dividends per share	$0.35				$0.35

See notes to unaudited consolidated pro forma financial statements.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

CONSOLIDATED PRO FORMA STATEMENT OF INCOME

For the year ended December 31, 2013

(Dollars in thousands, except share and per share data)

	Orchids	Golden Gate	Pro Forma		Pro Forma as
	Historical	Historical	Adjustments		Adjusted

Net sales	$116,374	$29,710	$(3,871)	(a)	$142,213

Cost of sales	88,494	28,305	(3,397)	(a)	110,396
			(3,366)	(b)
			360	(d)
Gross profit	27,880	1,405	2,532		31,817

Selling, general and administrative expenses	9,471	941	(941)	(c)	9,907
			400	(c)
			36	(f)
Intangibles amortization	—	—	1,296	(e)	1,296
Operating income	18,409	464	1,741		20,614

Interest expense	371	—	39	(g)	546
			(7)	(h)
			13	(i)
			130	(j)
Other (income) expense, net	(173)	—	—		(173)
Income before income taxes	18,211	464	1,566		20,241

Provision for income taxes:
Current	5,034	4	433	(k)	5,892
			124	(l)
			960	(m)
			(663)	(n)
Deferred	(142)	184	(12)	(k)	(139)
			(188)	(l)
			19	(n)
	4,892	188	673		5,753

Net income	$13,319	$276	$893		$14,488

Net income per common share:
Basic	$1.69				$1.69
Diluted	$1.67				$1.68

Shares used in calculating net income per common share:
Basic	7,870,350		686,083	(o)	8,556,433
Diluted	7,936,948		686,083	(o)	8,623,031

Dividends per share	$1.35				$1.35

See notes to unaudited consolidated pro forma financial statements.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

Orchids’ historical financial information as of and for the three months ended March 31, 2014 is derived from the Company’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.  Orchids’ historical financial information for the year ended December 31, 2013 is derived from the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013.

Golden Gate’s historical financial information as of and for the three months ended March 31, 2014 is derived from its unaudited financial statements, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.  Golden Gate’s historical financial information for the year ended December 31, 2013 is derived from its audited financial statements, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

For purposes of the unaudited consolidated pro forma balance sheet, it is assumed that the acquisition and related financing transactions occurred on March 31, 2014.  For purposes of the unaudited consolidated pro forma statements of income, it is assumed that the acquisition and related financing transactions occurred on January 1, 2013.  Because the consolidated pro forma balance sheet and consolidated pro forma statements of income assume that the Acquisition occurred on different dates, the adjustments reflected in the consolidated pro forma balance sheet will not necessarily reconcile with the adjustments in the consolidated pro forma statements of income.

Note 2 — Pro Forma Adjustments and Assumptions

Orchids made the following adjustments and assumptions in the preparation of the unaudited consolidated pro forma balance sheet:

(a)         Reflects the allocation of the purchase price of $32.7 million ($16.7 million in cash, which was financed under Orchids’ new credit agreement with U.S. Bank National Association (“U.S. Bank”), and $16.0 million in shares of Orchids’ common stock) to the fair value of the assets acquired.  The allocation of the purchase price is preliminary and therefore subject to change.  The allocation of the purchase price to the fair value of the assets acquired is as follows (in thousands):

Total purchase price	$32,700
Less: net assets acquired
Machinery & Equipment	7,150
Intangible Asset - Supply and Lease Agreement	12,800
Intangible Asset - Licenses/Trademarks	1,350
Intangible Asset - Non-Compete Agreement	1,150
Intangible Asset - Customer Relationships	2,690
Goodwill	$7,560

(b)         Reflects value added tax (“VAT”) Orchids paid on the machinery and equipment acquired in the acquisition, calculated at 16%, Mexico’s VAT rate on the date of acquisition.  Orchids will file a request for a refund of the VAT in Mexico.

(c)          Reflects the impact of refinancing the Company’s debt with U.S. Bank, net of the proceeds used to finance the acquisition, including: (i) payoff of $14.8 million of debt held by the Company’s former creditor, JPMorgan Chase, (ii) write off of $39,000 of deferred debt costs associated with the Company’s credit agreement with JPMorgan Chase, (iii) capitalization of $77,000 in deferred debt costs associated with the Company’s credit agreement with U.S. Bank, (iv) a $30.0 million term loan with U.S Bank, net of $16.7 million used to finance the acquisition and related current maturities of $2.7 million, and (v) approximately $1.5 million of costs related to the acquisition and $1.9 million of VAT taxes described in (b) above that were financed via the revolving credit facility contained in the credit agreement with U.S. Bank.

(d)         Reflects the elimination of the assets, liabilities and stockholder’s equity not acquired or assumed from Golden Gate in the acquisition.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (continued)

Orchids made the following adjustments and assumptions in the preparation of the unaudited consolidated pro forma statement of income for the three months ended March 31, 2014:

(a)            Reflects waste paper sales and related costs, which were not acquired by Orchids.

(b)            Reflects adjustments to Golden Gate’s cost of sales under Golden Gate’s now terminated supply agreement with Fabrica to reflect the cost structure under Orchids’ Supply Agreement.

(c)           Selling, general and administrative expenses incurred by Golden Gate that will not be incurred by Orchids after the acquisition were replaced with estimated selling, general and administrative expenses that will be incurred by Orchids subsequent to the acquisition.

(d)          Reflects depreciation expense associated with the machinery and equipment acquired in the acquisition.  These assets are being amortized on a straight-line basis over their estimated useful lives, the weighted average of which is 17 years.

(e)           Reflects amortization expense associated with the intangible assets acquired in the acquisition.  These assets are being amortized on a straight-line basis over their estimated useful lives, the weighted-average of which is 12 years.

(f)           Reflects accounting fees associated with Orchids’ operations in Mexico.

(g)          Reflects amortization of debt issuance costs under Orchids’ debt agreement with its previous creditor, JPMorgan Chase.

(h)         Reflects amortization of debt issuance costs under Orchids’ new debt agreement with U.S. Bank.

(i)             Reflects incremental interest expense and unused commitment fees on our revolving line of credit related to Orchids’ credit agreement with U.S. Bank, calculated in accordance with the credit agreement based on average pro forma borrowings outstanding during the three months ended March 31, 2014.

(j)            Reflects estimated impact of pro forma adjustments on Orchids’ income tax provision using the Company’s effective tax rate of 31.10% (37.55% current rate and -6.45% deferred rate) for the three months ended March 31, 2014.  This rate is inclusive of federal, state and local income taxes and differs from the statutory rate primarily due to manufacturing tax credits.

(k)         Reflects adjustments made to Golden Gate’s income tax provision to record income taxes at Orchids’ 31.10% effective tax rate for the three months ended March 31, 2014 (37.55% current rate and -6.45% deferred rate).  This rate is inclusive of federal, state and local income taxes and differs from the statutory rate primarily due to manufacturing tax credits.

(l)             Reflects estimated increase in income tax provision associated with lease income under the Lease Agreement in Orchids’ operations in Mexico, calculated using Mexico’s statutory tax rate of 40% for the three months ended March 31, 2014.

(m)      Reflects estimated decrease in Orchids’ income tax provision associated with Orchids’ operations in Mexico, as this income will not be taxed in the U.S. (see (l) above).

(n)     Reflects the number of shares of Orchids’ common stock issued in connection with the acquisition as a portion of the purchase price.

Orchids made the following adjustments and assumptions in the preparation of the unaudited consolidated pro forma statement of income for the year ended December 31, 2013:

(a)         Reflects waste paper sales and related costs, which were not acquired by Orchids.

(b)         Reflects adjustments to Golden Gate’s cost of sales under Golden Gate’s now terminated supply agreement with Fabrica to reflect the cost structure under Orchids’ Supply Agreement.

(c)          Selling, general and administrative expenses incurred by Golden Gate that will not be incurred by Orchids after the acquisition were replaced with estimated selling, general and administrative expenses that will be incurred by Orchids subsequent to the acquisition.

(d)          Reflects depreciation expense associated with the machinery and equipment acquired in the acquisition.  These assets are being amortized on a straight-line basis over their estimated useful lives, the weighted average of which is 17 years.

ORCHIDS PAPER PRODUCTS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (continued)

(e)          Reflects amortization expense associated with the intangible assets acquired in the acquisition.  These assets are being amortized on a straight-line basis over their estimated useful lives, the weighted-average of which is 12 years.

(f)            Reflects accounting fees associated with Orchids’ operations in Mexico.

(g)           Reflects the write off of deferred debt issuance costs associated with Orchids’ debt agreement with its previous creditor, JPMorgan Chase.

(h)          Reflects amortization of debt issuance costs under Orchids’ debt agreement with its previous creditor, JPMorgan Chase.

(i)             Reflects amortization of debt issuance costs under Orchids’ new debt agreement with U.S. Bank.

(j)            Reflects incremental interest expense and unused commitment fees on our revolving line of credit related to Orchids’ credit agreement with U.S. Bank, calculated in accordance with the credit agreement based on average pro forma borrowings outstanding during the year ended December 31, 2013.

(k)         Reflects estimated impact of pro forma adjustments on Orchids’ income tax provision using the Company’s effective tax rate of 26.86% (27.64% current rate and -0.78% deferred rate) for the year ended December 31, 2013.  This rate is inclusive of federal, state and local income taxes and differs from the statutory rate primarily due to manufacturing credits and Indian employment credits.

(l)             Reflects adjustments made to Golden Gate’s income tax provision to record income taxes at Orchids’ 26.86% effective tax rate for the year ended December 31, 2013 (27.64% current rate and -0.78% deferred rate).  This rate is inclusive of federal, state and local income taxes and differs from the statutory rate primarily due to manufacturing credits and Indian employment credits.

(m)      Reflects estimated increase in income tax provision associated with lease income from the Lease Agreement in Orchids’ operations in Mexico, calculated using Mexico’s statutory tax rate of 40% for the year ended December 31, 2013.

(n)          Reflects estimated decrease in Orchids’ income tax provision associated with Orchids’ operations in Mexico, as this income will not be taxed in the U.S. (see (m) above).

(o)         Reflects the number of shares of Orchids’ common stock issued in connection with the acquisition as a portion of the purchase price.

Acquisition costs of approximately $1.5 million were excluded from the unaudited consolidated pro forma statement of income for the year ended December 31, 2013, as they are nonrecurring costs related to the acquisition.

Note 3 — Pro Forma Earnings Per Share

The following table reflects the pro forma allocation of net income to the Company’s common stockholders and earnings per share (“EPS”) computations for the periods indicated:

	Three Months Ended	Year Ended
	March 31,	December 31,
	2014	2013
Net income — ($ thousands)	$3,221	$14,488
Less: distributed earnings allocable to participating securities	(2)	(11)
Less: undistributed earnings allocable to participating securities	—	(5)
Distributed and undistributed earnings allocable to common shareholders	$3,219	$14,472

Weighted average shares outstanding	8,749,405	8,556,433
Effect of stock options	89,685	66,598
Weighted average shares outstanding - assuming dilution	8,839,090	8,623,031
Net income per common share:
Basic	$0.37	$1.69
Diluted	$0.36	$1.68

Stock options not considered above because they were anti-dilutive	—	—